                                                               Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305((b)(2)______

                                 ____________

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

 A National Banking Association                              36-0899825
                                                          (I.R.S. employer
                                                       identification number)

 One First National Plaza, Chicago, Illinois                  60670-0126
  (Address of principal executive offices)                    (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
              Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
             (Name, address and telephone number of agent for service)

Union Texas Petroleum Holdings, Inc.      Delaware         76-0040040
Union Texas East Kalimantan Limited       The Bahamas      N/A
Union Texas Petroleum Energy Corporation  Delaware         76-0351014
Union Texas International Corporation     Delaware         76-6044301
Union Texas Products Corporation          Delaware         76-0040039
Unistar, Inc.                             Delaware         76-0108150
(Exact name of obligor as specified       (State or other  (I.R.S. Employer
in its charter)                           jurisdiction of  identification No.)
                                          incorporation or
                                          organization



                            1330 Post Oak Boulevard
                             Houston, Texas  77056
                (Address of principal executive offices)  (Zip code)

                                 ____________

                             % Senior Notes due 2004
                        (Title of indenture securities)

ITEM 1.    GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
           TRUSTEE:

           (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

           (B)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                 No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the Trustee to exercise corporate trust powers.*

           4.    A copy of the existing by-laws of the trustee.*

           5.    Not Applicable.

           6. The consent of the trustee required by Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.    Not applicable

           9.    Not applicable


* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission of February 16, 1993 (Registration No. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of March, 1994.

                                        The First National Bank of Chicago,
                                        Trustee


                                        By:  /s/ STEVEN M. WAGNER
                                            _________________________
                                             Steven M. Wagner
                                             Vice President and
                                             Senior Counsel Corporate
                                             Trust Services Division

                                   EXHIBIT 6

                     THE CONSENT OF THE TRUSTEE REQUIRED BY
                           SECTION 321(B) OF THE ACT


                                               March 14, 1994


Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture among Union Texas Petroleum Holdings, Inc., as Issuer, Union Texas Kalimantan Limited, Union Texas Petroleum Energy Corporation, Union Texas International Corporation, Union Texas Products Corporation, and Unistar, Inc., as Guarantors, and The First National Bank of Chicago, as trustee, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                                        Very truly yours,

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By: /s/ STEVEN M. WAGNER
                                            _______________________________
                                              Steven M. Wagner
                                              Vice President and Senior Counsel
                                              Corporate Trust Services Division

                                      EXHIBIT 7


       A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:        The First National Bank of Chicago             Call Date: 12/31/93 ST-BK: 17-1630 FFIEC 031
Address:                    One First National Plaza, Suite 0460                                              Page RC-1
City, State, Zip:           Chicago, IL 60670
FDIC Certificate No.:       0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

    All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                                                                                           C400
                                                                                                        ----------
                                                                      DOLLAR AMOUNTS                     BIL MIL
                                                                       IN THOUSANDS           RCFD         THOU         (-)
                                                                   ---------------------     ------     ----------     -----
ASSETS
  1.  Cash and balances due from depository institutions (from
      Schedule RCA-A):
      a. Noninterest-bearing balances and currency and
         coin(1)...............................................                                0081      3,552,441     1.a.
      b. Interest-bearing balances(2)..........................                                0071      5,687,085     1.b.
  2.  Securities (from Schedule RC-B)..........................                                0390        470,252     2
  3.  Federal funds sold and securities purchased under
      agreements to resell in domestic offices of the bank and
      its Edge and Agreement subsidiaries, and in IBFs:
      a. Federal Funds sold....................................                                0276      3,985,638     3.a.
      b. Securities purchased under agreements to resell.......                                0277        880,886     3.b.
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from
        Schedule RC-C).........................................    RCFD 2122 13,308,340                                4.a.
      b. LESS: Allowance for loan and lease losses.............    RCFD 3123    339,885                                4.b.
      c. LESS: Allocated transfer risk reserve.................    RCFD 3128      0                                    4.c.
      d. Loans and leases, net of unearned income, allowance,
         and reserve (item 4.a minus 4.b and 4.c)..............                                2125     12,968,455     4.d.
  5.  Assets held in trading accounts..........................                                2146      3,109,630     5.
  6.  Premises and fixed assets (including capitalized
      leases)..................................................                                2145        497,559     6.
  7.  Other real estate owned (from Schedule RC-M).............    7                           2150        101,446     7.
  8.  Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)........................                                2130          6,375     8.
  9.  Customers' liability to this bank on acceptances
      outstanding..............................................                                2155        477,130     9.
 10.  Intangible assets (from Schedule (RC-M)..................                                2143        147,257     10.
 11.  Other assets (from Schedule RC-F)........................                                2160      2,607,308     11.
 12.  Total assets (sum of items 1 through 11).................                                2170     34,491,462     12.

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(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:   The First National Bank of Chicago               Call Date: 12/31/93 ST-BK: 17-1630 FFIEC 031
Address:               One First National Plaza, Suite 0460                                                Page RC-2
City, State, Zip:      Chicago, IL 60670
FDIC Certificate No.:  0/3/6/1/8

SCHEDULE RC -- CONTINUED

                                                                   DOLLAR AMOUNTS
                                                                    IN THOUSANDS                       BIL MIL THOU
                                                                ---------------------    ----------------------------------------
LIABILITIES
 13.  Deposits:
      a. In domestic offices (sum of totals of columns A and
      C from Schedule RC-E, part I)..........................                               RCON 2200     15,870,533     13.a.
      (1) Noninterest-bearing(1).............................   RCON 6631 7,494,138                                      13.a.(1)
      (2) Interest-bearing...................................   RCON 6636 8,376,395                                      13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries,
      and IBFs (from Schedule RC-E, part II).................                               RCFN 2200      7,254,022     13.b.
      (1) Noninterest-bearing................................   RCFN 6631  352,283                                       13.b.(1)
      (2) Interest-bearing...................................   RCFN 6636 6,901,739                                      13.b.(2)
 14.  Federal funds purchased and securities sold under
      agreements to repurchase in domestic offices of the
      bank and of its Edge and Agreement subsidiares, and in
      IBFs:
      a. Federal funds purchased.............................                               RCFD 0278      2,649,907     14.a.
      b. Securities sold under agreements to repurchase......                               RCFD 0279        171,899     14.b.
 15.  Demand notes issued to the U.S. Treasury...............                               RCON 2840        106,087     15.
 16.  Other borrowed money...................................                               RCFD 2850      1,782,869     16.
 17.  Mortgage, indebtedness and obligations under
      capitalized leases.....................................                               RCFD 2910        267,000     17.
 18.  Bank's liability on acceptance executed and
      outstanding............................................                               RCFD 2920        477,130     18.
 19.  Subordinated notes and debentures......................                               RCFD 3200      1,175,000     19.
 20.  Other liabilities (from Schedule RC-G).................                               RCFD 2930      2,049,329     20.
 21.  Total liabilities (sum of items 13 through 20).........                               RCFD 2948     31,803,776     21.
 22.  Limited-Life preferred stock and related surplus.......                               RCFD 3282          --0--     22.
EQUITY CAPITAL
 23.  Perpetual preferred stock and related surplus..........                               RCFD 3838          --0--     23.
 24.  Common stock...........................................                               RCFD 3230        200,858     24.
 25.  Surplus (exclude all surplus related to preferred
      stock).................................................                               RCFD 3839      2,254,940     25.
 26.  a. Undivided profits and capital reserves..............                               RCFD 3632        232,478     26.a.
      b. LESS: Net unrealized loss on marketable equity
         securities..........................................                               RCFD 0297           (299)    26.b.
 27.  Cumulative foreign currency translation adjustments....                               RCFD 3284           (889)    27.
 28.  Total equity capital (sum of items 23 through 27)......                               RCFD 3210      2,687,686     28.
 29.  Total liabilities, limited-life preferred stock, and
      equity capital (sum of items 21, 22 and 28)............                               RCFD 3300     34,491,462     29.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
   by independent external auditors as of any date during 1992....................    RCFA 6724 N/A      M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work
- ---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.